[LOGO OF FIDELITY BANKSHARES, INC.]


      *NEWS RELEASE*NEWS RELEASE*NEWS RELEASE*NEWS RELEASE*


Release Date:  December 8, 1997    FOR IMMEDIATE RELEASE

Contact:  Vince A. Elhilow, President and Chief Executive Officer
          Richard D. Aldred, Chief Financial Officer
          (561) 659-900


         FIDELITY BANKSHARES, INC. COMPLETES BANKBOYNTON
                           ACQUISITION


WEST PALM BEACH, Fla., December 8---Fidelity Bankshares, Inc.
(NASDAQ:FFFL) completed the acquisition of BankBoynton effective after the close of business on Friday, December 5, 1997.

BankBoynton, A Boynton Beach, Florida based thrift, had $57.6 million in assets and three branches. Two of these branches were in Boynton Beach, and the third in Lake Worth. These offices have been relocated to Fidelity Federal Savings Bank of Florida's Boynton Beach and Lake Worth offices.

Fidelity Bankshares, Inc. operates Fidelity Federal Savings Bank of Florida, based in West Palm Beach, with assets of $1 billion through 21 offices in Palm Beach and Martin counties.